UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 21, 2010

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On June 21, 2010, Image Sensing Systems, Inc. (the “Company”) and Image Sensing Systems Europe Limited, which is the Company’s wholly-owned subsidiary based in the United Kingdom (“ISS Europe”), entered into and closed on a Share Purchase Agreement (the “Purchase Agreement”) with three shareholders (the “Sellers”) of CitySync Limited (“CitySync”) under which ISS Europe purchased all of the shareholders’ ordinary shares of CitySync.  Also on June 21, 2010, the Company exercised its options (the “Options”) granted to it by the two other shareholders of CitySync to purchase the remaining ordinary shares of CitySync.  CitySync, based in Hertfordshire, United Kingdom, is a privately-held developer and marketer of automated license (or number) plate reader technology.

Under the Purchase Agreement and the Options, the Company and ISS Europe paid total initial consideration of $7.9 million in cash and issued 57,000 restricted shares of the Company’s common stock (valued at $727,000 based on its closing price on June 18, 2010 as quoted on The NASDAQ Capital Market).  Under the Purchase Agreement, the shares of Company common stock were placed in escrow (the “Escrowed Shares”).  The Purchase Agreement provides for earn-out payments (the “Earn-Out Payments”) over approximately 18 months, broken into two periods.  If revenue and gross margins from the CitySync products are at the highest target tiers, the Sellers would receive an additional $2.0 million cash in Earn-Out Payments; however, the amount of the Earn-Out Payments is not capped, and with superior revenue and gross margin achievement, the amount of the Earn-Out Payments could exceed this amount.  The first earn-out period begins on June 22, 2010 and ends on December 31, 2010, and the second earn-out period begins on January 1, 2011 and ends on December 31, 2011.  The Purchase Agreement provides that if the Company or ISS Europe has a judgment in respect of any claim made under the Purchase Agreement against the Sellers, it may set off the amount of such judgment against the Escrowed Shares and the Earn-Out Payments.  Any Escrowed Shares remaining in escrow 18 months after June 21, 2010 will then be released to the Sellers.  CitySync now is a wholly-owned subsidiary of ISS Europe.

Section 2 – Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 21, 2010, the Company closed on its purchase of the shares of CitySync under the Purchase Agreement and the Options.  The information set forth in Item 1.01(a) of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)  As described in “Item 1.01 – Entry into a Material Definitive Agreement,” under the Purchase Agreement, if revenue and gross margin from sales of the CitySync products are at the highest target tiers, ISS Europe is obligated to pay to the Sellers $2.0 million cash in Earn-Out Payments for the two earn-out periods; however, the amount of the Earn-Out Payments is not capped, and with superior revenue and gross margin achievement, the amount of the Earn-Out Payments could exceed this amount.  The Earn-Out Payments are tied to achieving target levels of “Actual Eligible Revenue” and “GM” from sales of the CitySync products.  As used in the Purchase Agreement, “Actual Eligible Revenue” means the revenue from products in respect of “Business” earned by the Company, on a consolidated basis.  The term “Business” is defined in the Purchase Agreement as the business of developing, marketing, distributing, selling and supporting automatic number plate recognition and automatic license plate recognition hardware and software.  The term “GM” is defined as the average associated gross margin earned by the Company on the Actual Eligible Revenue.  Depending on the amount of Actual Eligible Revenue and GM for the first earn-out period, the Earn-Out Payment for that period can range from $0 to $767,000 plus an amount equal to 10% of Actual Earned Revenue above that period’s highest target tier.  Depending on the amount of Actual Eligible Revenue and GM for the second earn-out period, the Earn-Out Payment for that period can range from $0 to $1,229,000 plus an amount equal to 10%  of Actual Earned Revenue above that period’s highest target tier.  Any Earn-Out Payments with respect to an earn-out period are due within 90 days after the end of the earn-out period for which the Earn-Out Payment is due.

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Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

Under the Purchase Agreement, the Company issued the 57,000 Escrowed Shares in the names of the Sellers (that is, 19,000 Escrowed Shares in the name of each Seller) that are being held in escrow.  The Escrowed Shares constitute approximately 1.2% of the outstanding shares of common stock of the Company.  The Escrowed Shares were issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act.  The issuance did not involve any public offering; no general solicitation or general advertising was used in connection with such issuance; each of the Sellers represented that he was acquiring the Escrowed Shares for his own account and without a view toward distribution of the Escrowed Shares; and the stock certificates evidencing the Escrowed Shares were issued with restrictive securities legends.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.  The financial statements required by Item 9.01(a) of Form 8‑K will be filed with an amendment to this Current Report on Form 8-K no later than 71 days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission (“SEC”).

(b)  Pro Forma Financial Information.  The pro forma financial information required by Item 9.01(b) of Form 8‑K will be filed with an amendment to this Current Report on Form 8-K no later than 71 days after the date this Current Report on Form 8-K is required to be filed with the SEC.

(c)  Exhibits.  The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

99.1                 Press Release dated June 23, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: June 23, 2010.
By	/s/ Gregory R. L. Smith
Gregory R. L. Smith Chief Financial Officer (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 23, 2010.

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